SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2006

CHELSEA THERAPEUTICS INTERNATIONAL, LTD.

(Exact name of registrant as specified in its charter)

Delaware	000-51462	20-3174202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

13590 Ballantyne Corporate Place, Unit 325, Charlotte, North Carolina	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (704) 341-1516

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Item 3.02. Unregistered Sales of Equity Securities.

On February 13, 2006, Chelsea Therapeutics International, Ltd. (the “Company”) raised gross proceeds of approximately $21.5 million through the sale of 7,166,666 shares of its $0.0001 par value common stock to ninety four accredited investors at a price per share equal to $3.00. In consideration of the purchase of the shares, the Company issued to the investors five year warrants for the purchase of 2,149,999 additional shares of common stock. The warrants have an exercise price of $4.20 per share and are redeemable at the Company’s option for $0.0001 per share in the event that the volume weighted average closing bid price of its common stock for any twenty (20) consecutive trading days is at least $9.00 per share.

Pursuant to the terms of the subscription agreement, investors that invested $5,000,000 or more in the offering are entitled to rights of first negotiation and participation with respect to certain future private financings by the Company for so long as such investors continue to hold at least 40% of the common stock purchased in the offering.

In connection with this offering, the Company engaged Paramount BioCapital, Inc. as its placement agent and paid commissions and other offering-related expenses of approximately $1.6 million in cash, plus warrants to purchase 716,666 shares of the Company’s common stock with an exercise price equal to 110% of the price of the shares sold in the offering, or $3.30 per share. Two of the Company’s directors, Michael Weiser and Jason Stein, are employees of Paramount BioCapital, Inc. Of the warrants to purchase 716,666 shares of the Company’s common stock, a warrant to purchase 33,333 shares was allocated to Dr. Weiser and a warrant to purchase 417 shares was allocated to Dr. Stein.

Neither the shares of common stock purchased by the investors nor the shares of common stock underlying the warrants were registered under the Securities Act of 1933 in reliance upon the exemption from registration provided by Section 4(2) and Regulation D under the Securities Act of 1933, as amended, which exempts transactions by an issuer not involving any public offering. The investors qualified as accredited investors, as defined in Regulation D, in order to receive the common stock and the warrants. The shares of common stock and the shares of common stock underlying the warrants cannot be sold unless they are subsequently registered under the Securities Act or an exemption from registration is available. Under the terms of the offering we have agreed to file a registration statement with the SEC within 30 days of the closing for the shares of common stock sold and the shares of common stock underlying the warrants.

A copy of the form of subscription agreement and warrant for the offering is attached to this report as Exhibit 10.5. On February 14, 2006, the Company issued a press release describing the terms of the offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit Number	Description of Document	Registrant’s Form	Dated	Exhibit Number	Filed Herewith
10.5	Form of Subscription Agreement and Warrant for the purchase of common stock, par value $0.0001 per share, of Chelsea Therapeutics International, Ltd.				X

99.1	Press release dated February 14, 2006				X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHELSEA THERAPEUTICS INTERNATIONAL, LTD.

Date: February 17, 2006	/s/ J. Nick Riehle
J. Nick Riehle, Chief Financial Officer